REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Tamarack Funds
 Trust

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of a portfolio of Tamarack Funds Trust, the Tax-Free Income
 Fund (the "Fund") as of June 30, 2004, and the related statement of operations, statement of changes in net assets and the financial highlights for the year then ended.
  These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets and the financial highlights for the periods prior to June 30, 2004, were audited by other auditors whose report, dated August 22, 2003, expressed an unqualified opinion.

We conducted our audit in accordance with the standards of
 the Public Company Accounting Oversight Board (United
States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
  Our procedures included confirmation of securities owned as of June 30, 2004, by correspondence with the Fund's custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of June 30, 2004, the results of its operations, the changes in its net assets, and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Chicago, Illinois
August 27, 2004